EXHIBIT 23-1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Sonoco Products Company (filed October 28, 2002, File No. 333-100799) of our report dated June 16, 2004 relating to the financial statements and supplemental schedule of the Sonoco Savings Plan as of December 31, 2003 and 2002, and for each of the two years in the period ended December 31, 2003, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Charlotte, North Carolina
June 28, 2004